Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Boards of Directors

First Savings Financial Group, Inc.

First Savings Bank, F.S.B.

Clarksville, Indiana

We consent to the use in this Registration Statement on Form S-1 on behalf of First Savings Financial Group, Inc., of our report dated December 20, 2007, relating to the consolidated financial statements of First Savings Bank, F.S.B. which appear in the Prospectus contained in such Registration Statement. We also consent to the reference to us under the heading “Experts” contained in the Prospectus.

/s/ MONROE SHINE & CO., INC.

New Albany, Indiana

June 12, 2008